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                                                                   EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of EXAR Corporation and subsidiaries on Form S-8 of our report dated April 24, 2000, included in the Annual Report on Form 10-K of EXAR Corporation for the year ended March 31, 2000.

DELOITTE & TOUCHE

San Jose, California
February 5, 2001